Exhibit 10.24

FORFEITURE OF BONUS

This Forfeiture of Bonus (“Agreement”) is entered into between [Employee Name] (herein “Employee”) and Corium International, Inc. (the “Company”).

By signing below, Employee hereby waives the right to any bonus for the fiscal year ended September 30, 2013.

Complete And Voluntary Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered.  Employee expressly warrants that: s/he has read and fully understands this Agreement; s/he has consulted with his/her attorney prior to executing this Agreement; s/he is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein; and s/he is executing this Agreement voluntarily, free of any duress or coercion.

Effective Date. This Agreement will be effective on the date it is signed by Employee.

Dated:
For Corium International, Inc.

Dated:
[Employee Name]